Exhibit 23

               Consent of Independent Certified Public Accountant


Candies, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-62697, 333-07659 and 333-96985) and on Form S-8
(Nos.333-27655;  333-49178;  333-68906 and  333-75658)  of Candies,  Inc. of our
reports dated April 23, 2004, except for Note 2, which is as of April 30, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.





/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

May 12, 2004